CONSENT OF INDEPENDENT ACCOUNTANTS
                     --------------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 35 to the registration statement on Form N-1A ("Registration Statement") of our reports dated March 17, 2000, relating to the financial statements and financial highlights which appear in the February 29, 2000 Annual Reports to Shareholders of New York Tax-Free Money Fund, New York Tax-Free Bond Fund, Maryland Tax-Free Bond Fund, Virginia Tax-Free Bond Fund, New Jersey Tax-Free Bond Fund, Maryland Short-Term Tax-Free Bond Fund, Florida Intermediate Tax-Free Fund, Georgia Tax-Free Bond Fund, and Virginia Short-Term Tax-Free Bond Fund (comprising T. Rowe Price State Tax-Free Income Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, MD
June 26, 2000